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                                                                   EXHIBIT 10.8

AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED OCTOBER 31, 1988 AND PREVIOUSLY AMENDED AS OF DECEMBER 20, 1988, BETWEEN RJR NABISCO, INC. AND ANDREW J. SCHINDLER (THE "EXECUTIVE").


         WHEREAS, the Executive and RJR Nabisco, Inc. entered into an employment agreement (the "Employment Agreement") originally dated October 31, 1988 and subsequently amended as of December 20, 1988, which addresses the compensation security to be provided to the Executive in the event his employment with RJR Nabisco, Inc. is involuntarily terminated without Cause; and

         WHEREAS, on May 18, 1999, RJR Nabisco, Inc. was renamed R.J. Reynolds Tobacco Holdings, Inc. ("RJR"); and

         WHEREAS, in order to provide the Executive with continued incentives to remain in the services of RJR, and to reflect the Executive's additional responsibilities as Chief Executive Officer of RJR, RJR desires to amend the Employment Agreement to enhance the Executive's compensation security in the event his employment with RJR or a subsidiary is involuntarily terminated without Cause.

         NOW, THEREFORE, the parties hereby agree to amend Section 5(b)(i) of the Employment Agreement, effective June 14, 1999, to read as follows:

         (b) Cash Compensation. The Executive will be entitled to cash compensation equal to three (3) years pay, calculated as described below, payable in equal monthly installments over the three (3) year Compensation period. The aggregate cash compensation will be calculated as three times the sum of (a) plus (b), where (a) is the Executive's highest annual rate of base salary in effect during the twelve (12) month period prior to his involuntary termination and (b) is the target amount of his award under the Company's Annual Incentive Award Plan (or successor Short-Term Incentive Plan) for the calendar year in which his employment terminated (or, if greater, the amount of such award for the next preceding calendar year of full-time employment).

         IN WITNESS WHEREOF, RJR, by its duly authorized officer, and the Executive have executed this amendment as of this ____ day of _____, 1999.


                                          R.J. REYNOLDS TOBACCO HOLDINGS, INC.

                                          By: /s/Stephen F. Goldstone
                                              ---------------------------------

/s/ Andrew J. Schindler
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Executive


Executive's Taxpayer Identification Number:

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Executive's Home Address:

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